SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 26, 2004
(Date of Report)

CACI International Inc
(Exact name of registrant as specified in its Charter)

Delaware	0-8401	54-1345899
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 N. Glebe Road
Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

(703) 841-7800
(Registrant's telephone number, including area code)

ITEM 9:    REGULATION FD DISCLOSURE

On May 25, 2004, the Registrant announced that it would hold a conference call on May 27, 2004 to discuss first quarter and initial revenue guidance for its fiscal year 2005 and provide an update on the recent acquisition of American Management System's Defense & Intellegence Group. A copy of the Registrant's press release is attached as Exhibit 99 to this current report on Form 8-K.

EXHIBITS

Exhibit Number

99
Press Release dated May 25, 2004, announcing CACI's May 27, 2004 conference call to discuss first quarter and initial FY05 revenue guidance and updated information on the integration of the recent acquisition American Management System's Defense & Intelligence Group.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary